      As filed with the Securities and Exchange Commission on May 30, 2003

                                                           Registration No. 333-
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                                 DATASCOPE CORP.
                    (Exact Name of Registrant as Specified in
                                  Its Charter)
            Delaware                                          13-2529596
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)

                               14 Philips Parkway
                           Montvale, New Jersey 07645
               (Address of Principal Executive Offices) (Zip Code)

                                  ------------

             AMENDED AND RESTATED DATASCOPE CORP. COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                       AND
               COMMON STOCK ISSUABLE UNDER STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)

                                  ------------

                                                      With a copy to:

       Lawrence Saper                                Gerald Adler, Esq.
 Chairman of the Board and                  Swidler Berlin Shereff Friedman, LLP
  Chief Executive Officer                          The Chrysler Building
      Datascope Corp.                               405 Lexington Avenue
     14 Philips Parkway                           New York, New York 10174
 Montvale, New Jersey 07645                            (212) 973-0111
       (201) 391-8100

                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
   Title of Each Class of     Amount To Be       Proposed Maximum      Proposed Maximum Aggregate     Amount Of
Securities To Be Registered  Registered (1)  Offering Price Per Share      Offering Price (2)      Registration Fee
                                                        (2)                                              (3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value          131,200              $29.41                   $3,858,592              $312.16
$.01 per share
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) as set forth in Note 3.
(3) The Registration Fee has been calculated pursuant to Rule 457(h) as follows:
    131,200 multiplied by .0000809 multiplied by $29.41 (representing the quotient obtained by dividing (a) the sum of (i) 95,000, representing the number of shares under the Amended and Restated Compensation Plan for Non-Employee Directors which are being registered hereunder and are not subject to currently outstanding option agreements or otherwise outstanding, multiplied by $31.195, the average of the high and low sale prices of the Registrant's Common Stock as quoted on The Nasdaq National Market System on May 28, 2003, (ii) 30,000, representing the number of shares under the Amended and Restated Compensation Plan for Non-Employee Directors which are being registered hereunder and are subject to currently outstanding option agreements, multiplied by $25.176, the exercise price under such option agreements, and (iii) 6,200, representing the number of shares subject to option agreements between the Registrant and certain consultants, multiplied by $22.49, the exercise price under such option agreements), by (b) 131,200.

                                  INTRODUCTION

         The Registrant previously filed a registration statement on Form S-8 (the "Prior Registration Statement") with the Securities and Exchange Commission (SEC File No. 333-42747) in connection with the registration of shares of the Registrant's common stock to be issued under the Datascope Corp. Compensation Plan for Non-Employee Directors (the "Plan"). This Registration Statement on Form S-8 is being filed for the purposes of (i) registering an additional 125,000 shares of common stock of the Registrant to be issued pursuant to the Plan and (ii) registering 6,200 shares of common stock of the Registrant to be issued upon exercise of stock option agreements between the Registrant and consultants of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         In addition to the Prior Registration Statement, the following documents that have been filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         a. Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

         b. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002.

         c. Definitive Proxy Statement on Schedule 14A as filed on October 28, 2002.

         d.       Form 8-K filed on December 10, 2002.

         e. Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002.

         f.       Form 8-K filed on April 25, 2003.

         g. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

         h. The description of the Registrant's common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), the Restated Certificate of Incorporation and the By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         The Restated Certificate of Incorporation of the Registrant (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's By-Laws provide that the Registrant shall indemnify an officer or director for any costs incurred by such officer or director in connection with a proceeding against such officer or director by reason of the fact that he is or was an officer or director of the Registrant, unless such indemnification is prohibited under applicable law. Pursuant to the By-Laws, the Registrant may also be required to advance funds to an officer or director who is entitled to indemnification upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined that such person is not entitled to indemnification. The By-Laws further provide that the Registrant may provide indemnification or the advancement of expenses to any other person as permitted by applicable law. Such By-Law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

         In addition, the Registrant maintains directors' & officers' liability policies.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

                  4.1 Amended and Restated Datascope Corp. Compensation Plan for Non-Employee Directors, incorporated by reference to Appendix A of the Registrant's 2002 Proxy Statement, dated October 28, 2002, on file with the Commission.
                  4.2 Stock Option Agreement dated as of February 25, 2003 between the Registrant and David Altschiller.

                  4.3 Stock Option Agreement dated as of February 25, 2003 between the Registrant and Dr. Samuel Money.
                  5.1      Opinion of Swidler Berlin Shereff Friedman, LLP.
                  23.1     Consent of Deloitte & Touche LLP.
                  23.2 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1).
                  24.1 Power of Attorney (included in signature page to this Registration Statement).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Montvale, State of New Jersey, on this May 30, 2003.

                          DATASCOPE CORP.

                          By:   /s/ Murray Pitkowsky
                                ----------------------------------------------
                                Name:  Murray Pitkowsky
                                Title: Senior Vice President,
                                       Chief Financial Officer,
                                       Treasurer and Secretary
                                       (Principal Financial Officer)

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Lawrence Saper and Murray Pitkowsky and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                Signature                                          Title                                 Date
                ---------                                          -----                                 ----

/s/ Lawrence Saper                          Chairman of the Board and Chief Executive Officer        May 30, 2003
------------------------------------        (Principal Executive Officer)
Lawrence Saper

/s/ Fred Adelman                            Chief Accounting Officer and Corporate Controller        May 30, 2003
------------------------------------        (Principal Accounting Officer)
Fred Adelman

/s/ Alan B. Abramson                        Director                                                 May 30, 2003
------------------------------------
Alan B. Abramson

/s/ David Altschiller                       Director                                                 May 30, 2003
------------------------------------
David Altschiller

/s/ William L. Asmundson                    Director                                                 May 30, 2003
------------------------------
William L. Asmundson

/s/ George Heller                           Director                                                 May 30, 2003
------------------------------------
George Heller

/s/ Arno Nash                               Director                                                 May 30, 2003
------------------------------------
Arno Nash

                                 DATASCOPE CORP.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

4.1 Amended and Restated Datascope Corp. Compensation Plan for Non-Employee Directors, incorporated by reference to Appendix A of the Registrant's 2002 Proxy Statement, dated October 28, 2002, on file with the Commission.

4.2 Stock Option Agreement dated as of February 25, 2003 between the Registrant and David Altschiller.

4.3 Stock Option Agreement dated as of February 25, 2003 between the Registrant and Dr. Samuel Money.

5.1            Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Swidler Berlin Shereff Friedman, LLP (included in
               Exhibit 5.1).

24.1 Power of Attorney (included in signature page to this Registration Statement).